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                                                                   Exhibit 99.5

                                     CONSENT



To:      Corporate Secretary
         Amscan Holdings, Inc.



                  I hereby consent to being named in the Proxy
Statement/Prospectus to be filed by Amscan Holdings, Inc. (the "Company") as about to become a director of the Company and to serving as a director of the Company if the merger of Confetti Acquisition, Inc., of which I am presently a director, with and into the Company is consummated.

Dated: November 14, 1997



                                         Signature:  /s/ Sanjeev Mehra
                                                     --------------------------
                                         Name:       Sanjeev Mehra


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